Exhibit 99.1

June 16, 2011 08:30 AM Eastern Daylight Time

Sino Agro Food, Inc. Begins Construction on Livestock Farm in Enping, China

GUANGZHOU, China--(BUSINESS WIRE)--Sino Agro Food, Inc. (Pink Sheet: SIAF), an emerging integrated, diversified agriculture technology and organic food company with subsidiaries operating in China, is pleased to announce it has begun construction on a new cattle and sheep demonstration farm, Enping City A Power Cattle Farm Co. Ltd., just outside the city of Enping in the Guangdong Province of China. Enping, which is situated in the Pearl River Delta region, is also home to the Company’s Hylocereus Undatus plantation operations as well as its Fishery and Prawn demonstration farms. Sino Agro Food, Inc. will hold 25% equity interest in the project pending government approval.

Macau EIJI Company Limited, a fully owned subsidiary of Sino Agro Food, was awarded the consulting and servicing contract to develop and build the cattle and sheep farm using a grain feed technology held by the Company as well as its Aromatic beef Technology. The contract will bring in over $3M USD in service fees for MEIJI within Q2 and Q3 of 2011.

The facility sits on 250 Mu of land which has been sub-divided into 25 blocks to measure between 9 and 10 Mu per block. Currently under construction are the office, staff quarters, feed storage, and preparation buildings. The farm will use a rotational method of livestock rearing. Annual production is expected to be over 500 head of cattle and 5,000 head of lamb. The farm is expected to begin stocking operations in August, 2011.

Mr. Solomon Lee, Sino Agro Food, Inc. CEO, stated, “With our SanJiang project in Xiling located in northern China developing cold weather cattle farming methods using our Live-stock feed suitable for the region’s colder climate, this new facility in Enping will provide us with a demonstration project in the southern part of China operating in a semi-tropical climate. Both facilities showcase our technology advantage in both warm and cold weather climates, plus showcasing our co-operative farming programs that we plan to begin franchising throughout China. Government support for these projects continues to remain high. Our goal is to increase modern commercial cattle farming in China by creating co-operatives among the rural population using our technology and methodology. This new facility will serve as a central hub for those efforts in southern China.”

ABOUT SINO AGRO FOOD, INC.
Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) and (http://www.siafchina.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of dairy products, beef products, fish products, bio-organic fertilizer, stockfeed and hylocereus undatus plantations.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.
CEO Mr. Solomon Lee, 86-20-22057860
info@siafchina.com

or

Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com